EXHIBIT 99.2
Ensource Energy Income Fund LP
Letter to Clients
for
Exchange of Depositary Units of Beneficial Interest of
Eastern American Natural Gas Trust
for Common Units of
Ensource Energy Income Fund LP
and a Pro Rata Share of a
Special Cash Distribution of
$5.9 Million for Depositary Units Accepted for Exchange
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2005 UNLESS EXTENDED. UNITS TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
To Our Clients:
      We are enclosing with this letter a prospectus, dated                     , 2005, of Ensource Energy Income Fund LP, a Delaware limited partnership, and a related letter of transmittal, which together constitute Ensource Energy Income Fund LP’s offer, upon the terms and subject to the conditions set forth in such prospectus and letter of transmittal, to exchange Ensource Energy Income Fund LP common units and a pro rata share of a special cash distribution of $5.9 million for depositary units of Eastern American Natural Gas Trust (“NGT”) validly tendered, and not withdrawn.
      The exchange offer is conditioned on depositary units being tendered for exchange and not withdrawn and representing more than 50% of the trust units of NGT issued and outstanding. In compliance with the custodial deposit agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof.
      We are the holder of record of depositary units held by us for your account. A tender of such depositary units can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender depositary units held by us for your account.
      We request instructions as to whether you wish to tender any or all of the depositary units held by us for your account pursuant to the terms and conditions of the prospectus and letter of transmittal.
      Very truly yours,
      PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE. PLEASE DO NOT RETURN YOUR INSTRUCTIONS TO THE EXCHANGE AGENT.

INSTRUCTIONS TO RECORD HOLDER
To Record Holder:
      The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2005, of Ensource Energy Income Fund LP, a Delaware limited partnership (the “Partnership”), and the accompanying letter of transmittal, which together constitute the Partnership’s offer to exchange Partnership common units and a pro rata share of a special cash distribution of $5.9 million for depositary units validly tendered and not withdrawn (the “Exchange Offer”).
      This letter will instruct you, the record holder, as to the action to be taken by you relating to the Exchange Offer with respect to the depositary units held by you for the account of the undersigned.
      The number of depositary units of Eastern American Natural Gas Trust held by you for the account of the undersigned is (FILL IN AMOUNT):
                     depositary units.
      With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following depositary units held by you for the account of the undersigned (INSERT NUMBER OF DEPOSITARY UNITS TO BE TENDERED) (IF ANY);
                           depositary units (denominations of 50 or an integral multiple thereof only).

☐	NOT to TENDER any depositary units held by you for the account of the undersigned.
      If the undersigned instructs you to tender the depositary units held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned, and the undersigned by its signature below, hereby makes to you, the representations and warranties contained in the letter of transmittal.
SIGN HERE
Name of Beneficial owner(s):

Signatures
Name(s):

(Please Print)
Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

      PLEASE RETURN YOUR INSTRUCTIONS TO THE RECORD HOLDER IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT THE RECORD HOLDER TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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